SUB-ITEM 77Q1

The following document for MFS Series Trust I relevant to Item 77Q1 are contained in Post-Effective Amendment No. 41 to the Registration Statement on form N-1A (File Nos. 33-7638 and 811-4777), filed with the Securities and Exchange Commission via EDGAR on December 27, 2002, under Rule 485 under the Securities Act of 1933:

o Amendment to the Declaration of Trust dated, October 17, 2002.

Such document is hereby incorporated by reference.

The following document for MFS Series Trust I relevant to Item 77Q1 are contained in Trust IX Post-Effective Amendment No. 46 to the Registration Statement on form N-1A (File Nos.2-50409 and 811-2464 ), filed with the Securities and Exchange Commission via EDGAR on October 16, 2002, under Rule 485 under the Securities Act of 1933:

o Amended and Restated By-Laws dated January 1, 2002, as revised September 18, 2002.

Such document is hereby incorporated by reference.